Exhibit 2.2

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                          RIVER ROAD REALTY CORPORATION
                                      INTO
                             BAYOU STEEL CORPORATION

                                  * * * * * * *

      Pursuant to Section 253 of the Delaware General Corporation Law and
Section 12:112 of the Louisiana Business Corporation Law, Bayou Steel Corporation, a Delaware corporation (the "Company")

      DOES HEREBY CERTIFY:

      FIRST: That the Company was incorporated on May 26, 1988, pursuant to the Delaware General Corporation Law.

      SECOND: That the Company owns all of the issued and outstanding stock of River Road Realty Corporation, a corporation incorporated on the December 18, 1989, pursuant to the Louisiana Business Corporation Law.

      THIRD: Attached hereto as Exhibit A is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of the Company on February 17, 2004, effecting the merger. Such resolutions were adopted pursuant to
Section 253 of the Delaware General Corporation Law and Section 12:112 of the Louisiana Business Corporation Law and such resolutions have not been repealed or amended and are in full force and effect as of the date hereof.

      FOURTH: The Certificate of Ownership and Merger will be effective as of February 17, 2004.

      [Remainder of page intentionally left blank; signature page follows]

      IN WITNESS WHEREOF, this Certificate of Ownership and Merger has been executed as of this 17th day of February, 2004.

                                        BAYOU STEEL CORPORATION


                                        By: /s/ Richard J. Gonzalez
                                            ------------------------------------
                                            Richard J. Gonzalez
                                            Vice President, Chief Financial
                                            Officer, Treasurer and Secretary

Certificate of Merger--RRRC (DE)

                                    EXHIBIT A

                      RESOLUTIONS OF THE BOARD OF DIRECTORS
                                       OF
                             BAYOU STEEL CORPORATION

Merger of River Road Realty Corporation with and into Bayou Steel Corporation

      RESOLVED, that the merger of River Road Realty Corporation, a Louisiana corporation ("RRRC") with and into Bayou Steel Corporation, a Delaware corporation (the "Company") pursuant to the provisions of Section 253(a) of the General Corporation Law of the State of Delaware and Section 12:112 of the Louisiana Business Corporation Law (the "Merger"), whereupon the separate existence of RRRC shall cease and the existence of the Company shall continue under Delaware law, with the Company assuming all of the obligations and liabilities of RRRC, is hereby approved.

      RESOLVED, that the Merger shall be effective as of 11:59 p.m. Eastern time on February 17, 2004 (the "Merger Effective Time"),

      RESOLVED, that the Certificate of Incorporation, Bylaws and directors and officers of the Company immediately prior to the Merger Effective Time shall, at and immediately after the Merger Effective Time, be the respective Certificate of Incorporation, Bylaws and directors and officers of the Company as the surviving corporation of the Merger;

      RESOLVED, that each issued and outstanding share, and each share held in the treasury, of capital stock of RRRC shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled without any conversion or issuance of any shares of capital stock of the Company with respect thereto; and that no shares of the Company shall be issued or exchanged and no consideration shall be given for shares of RRRC.

      RESOLVED, that the Merger may be terminated at any time prior to the Merger Effective Time by action of the Directors of the Company.

      RESOLVED, that any officer of the Company is hereby authorized and directed to make and execute a Certificate of Ownership and Merger to merge RRRC into the Company, and to cause the same to be filed and recorded as provided by law, and to do all acts and things whatsoever, within the States of Delaware and Louisiana, necessary or proper to effect this merger.

Certificate of Merger--RRRC (DE)